Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-264604 on Form S-4 of our report dated March 1, 2022 relating to the financial statements of Healthcare Trust of America Holdings, LP and subsidiaries appearing in the Annual Report on Form 10-K of Healthcare Trust of America Holdings, LP for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

June 2, 2022